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                                                                     Exhibit 3.2



           AMENDED AND RESTATED BY-LAWS OF NATIONAL AUTO CREDIT, INC.


              Incorporated Under the Laws of the State of Delaware



                                   ARTICLE I.

                                     OFFICES

                  Section 1. REGISTERED OFFICE. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II.

                           FISCAL YEAR - STOCKHOLDERS

                  Section 1. FISCAL YEAR. The first fiscal year of the corporation shall end January 31, 1996 and thereafter commence on the first day of February each year and end on the last day of January unless changed from time to time by action of the board of directors.

                  Section 2. ANNUAL MEETING. The annual meeting of the stockholders for the election of directors and for the transaction of any other proper business, shall be held at such date and time during the first eight months of each calendar year as shall be determined by the board of directors. If no earlier date is determined by the board of directors, the annual meeting shall be held on the fourth Tuesday in August of each year, if not a legal holiday under the laws of the State where such meeting is to be held and if a legal holiday under the laws of such State, then on the next succeeding business day not a legal holiday under the laws of such State.

                  Section 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise provided by statute or by the Certificate of Incorporation, may be called at any time by the chairman of the board, or the president, or any vice president, or secretary, and shall be
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called by the president or secretary at the request in writing of a majority of the directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting.

                  Section 4. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of such meeting.

                  Section 5. NOTICE OF MEETINGS AND ADJOURNED MEETINGS. Written notice of the annual meeting or a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Section

                  6. STOCKHOLDERS' LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to



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the meeting, during ordinary business hours, for a period of at least ten (10)
days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 7. QUORUM AND ADJOURNMENTS. At such meeting of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the issued and outstanding shares of each class of stock entitled to vote thereat, present in person or represented by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

                  Section 8. VOTING. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  Section 9. PROXIES. At each meeting of the stockholders, each stockholder shall, unless otherwise provided by the Certificate of Incorporation, be entitled to one vote in person or by proxy for each share of stock held which has voting power upon the matter in question, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

Section 10. PROCEDURES FOR ACTION BY WRITTEN CONSENT.



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         10.1 REQUEST FOR RECORD DATE. (a) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the board or as otherwise established under this
Section 10.1 Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice shall contain at a minimum the information set forth in Section 10.1(b). Following receipt of the notice, the board shall have five (5) business days to determine the validity of the request. Following the determination of the validity of the request, the board may fix a record date for such purpose which shall be no more then five (5) business days after the date upon which the resolution fixing the record date is adopted by the board and shall not precede the date such resolution is adopted. If the board fails within ten (10) business days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in Section 10.3 below unless prior action by the board is required under the General Corporation Law of Delaware, in which event the record date shall be at the close of business on the day on which the board adopts the resolution taking such prior action.

         (b) Any stockholder's notice required by this Section 10.1 shall describe the action that the stockholder proposes to take by consent. For each such proposal, the notice shall set forth (i) the text of the proposal (including the text of any resolutions to be effected by consent and the language of any proposed amendment to the bylaws of the Corporation), (ii) the reasons for soliciting consents for the proposal, (iii) any material interest in the proposal held by the stockholder and the beneficial owner, if any, on whose behalf the action is to be taken, and (iv) any other information relating to the stockholder, the beneficial owner, or the proposal that would be required to be disclosed in filings in connection with the solicitation of proxies or consents pursuant to Section 14 of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the rules and regulations promulgated thereunder. To the extent the



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proposed action by consent involves the election of directors, the notice shall set forth as to each person whom the stockholder proposes to elect as a director
(i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In addition to the foregoing, the notice shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given (i) the name and address of such stockholder and of such beneficial owner, as they appear on the Corporation's books, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, as to the stockholder giving the notice, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons regarding the proposed action by consent, (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or consent solicitation statement to holders of at least the percentage of the Corporation's outstanding capital stock required to effect the action by consent either to solicit consents or to solicit proxies to execute consents, and/or (2) otherwise solicit proxies or consents from stockholders in support of the action to be taken by consent, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents relating to the proposed action by consent pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Corporation may require the stockholder of record and/or beneficial owner requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.



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         10.2 FORM OF CONSENT. Every written consent purporting to take or authorize the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 10 as a "Consent") shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this Section 10.2, Consents signed by a sufficient number of stockholder to take such action are so delivered to the Corporation.

         10.3 DELIVERY OF CONSENT. A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery shall be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Corporation of a Consent, the Secretary of the Corporation shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by shareholder consent as the Secretary deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the board, the Secretary of the Corporation shall promptly designate two persons, who shall not be members of the board, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Corporation under this Section 10.3. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 10.3, the Secretary or the Inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as



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they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

         10.4 EFFECTIVENESS OF CONSENT. No action by written consent without a meeting shall be effective until such date as the Secretary or the Inspectors, as applicable, certify to the Corporation that the consents delivered to the Corporation in accordance with Section 10.3 represent at least the minimum number of votes that would be necessary to take the corporate action.

         10.5 CHALLENGE TO VALIDITY OF CONSENT. Nothing contained in this
Section 10 shall in any way be construed to suggest or imply that the board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certificate by the Secretary or the Inspectors, as applicable, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).


                                  ARTICLE III.

                               BOARD OF DIRECTORS

                  Section 1. NUMBER OF DIRECTORS. The number of directors constituting the whole board shall be thirteen (13), and no vacancy shall be deemed to exist in the board unless the number of directors in office falls below that number. No decrease in the number of directors shall shorten the term of any incumbent director. Directors may, but need not, be stockholders.

                  Section 2. ELECTION OF DIRECTORS. The directors shall be elected at the annual meeting of stockholders, or if not so elected, at a special meeting of stockholders called for that purpose. Directors shall hold office for a term of three years and shall be divided into three classes so that approximately one-third of the



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board shall stand for election at each annual meeting of stockholders. At the annual meeting of stockholders in 1996, and at each annual meeting thereafter, approximately one-third of the membership of the board shall be elected for three year terms. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible and any individual director elected to any class shall hold office for a term which shall coincide with the term of such class. At any meeting of stockholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election, and the candidates receiving the greatest number of votes shall be elected. Nominations for the election of directors may be made by the board of directors. Nominations for election of directors may also be made by any stockholder entitled to vote for the election of directors, by notice in writing, delivered or mailed, postage prepaid, to the secretary of the corporation not less than fourteen nor more than fifty days prior to any meeting of the stockholders called for the election of directors. Each such notice shall set forth the name, age, business address, residence address and principal occupation or employment of each nominee proposed in such notice, and the number of shares of stock of the corporation which are beneficially owned by such nominee. The chairman of the meeting at which directors are to be elected may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure and, if the chairman should so determine, the defective nomination shall be disregarded.

                  Section 3. VACANCIES. A resignation from the board of directors shall be deemed to take effect immediately or at such other time as the director may specify. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, although less than a quorum, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, at any meeting of the board. A director elected to fill a vacancy shall be elected to hold office until the expiration of the term of the class to which he or she has



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been elected and until a successor shall be duly elected or qualified or until his or her earlier death, resignation or removal.

                  Section 4. ANNUAL MEETING. After each annual election of directors, on the same day the board of directors may meet for the purpose of organization, the election of officers and the transaction of other business at the place where the annual meeting of the stockholders for the election of directors is held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or in a consent and waiver of notice thereof signed by all the directors.

                  Section 5. REGULAR MEETINGS. Regular meetings of the board of directors may be held at such places (within or without the State of Delaware) and at such times as the board shall by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour and on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

                  Section 6. SPECIAL MEETINGS. Special meetings of the board of directors shall be held whenever called by the president, or by any vice president, or by any two of the directors. Notice of each such meeting shall be mailed to each director, addressed to such director at his or her residence or usual place of business, at least three (3) days before the day on which the meeting is to be held, or shall be sent to such director by telegraph, cable or wireless so addressed, or shall be delivered personally or by telephone, at least 24 hours before the time the meeting is to be held. Each such notice shall state the time and place (within or without the State of Delaware) of the meeting but need not state the purposes thereof, except as otherwise provided by statute or by these By-Laws. Notice of any meeting of the board need not be given to any director who shall be present at such meeting; and any meeting of the board shall be a legal meeting without any notice thereof having been given, if all of the directors then in office shall be present thereat.



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                  Section 7. QUORUM. Except as otherwise provided by statute or by these By-Laws, a majority of the total number of directors (or the closest whole number thereto) shall be required to constitute a quorum for the transaction of business at any meeting, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be necessary for the adoption of any resolution or the taking of any other action. In the absence of a quorum, the director or directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

                  Section 8. Telephone Communications. Members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

                  Section 9. ACTION OF DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes or proceedings of the board or such committee.

                  Section 10. COMPENSATION. Directors, as such, shall not receive any stated salary for their services, but by resolution of the board of directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at such regular and special meeting of the board or of any committee thereof. Nothing herein contained shall be construed so as to preclude any director from serving the corporation in any other capacity, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving compensation therefor.

                  Section 11. COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any



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committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                  Section 12. INDEMNIFICATION. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or served any other enterprise at the request of the corporation, against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, in any circumstances, and to the full extent, permitted by
Section 145 of the Delaware Corporation Law, any amendment thereto, or any law of similar import.

                                   ARTICLE IV.

                                     NOTICES

                  Section 1. NOTICES. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be necessary that personal notice be given, and such notice may be given in writing, by mail,



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addressed to such director or stockholder, at such director or stockholder's address as it appears on the records of the corporation or at his or her residence or usual place of business, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegraph, cable or wireless, and such notice shall be deemed to be given when the same shall be filed, or in person or by telephone, and such notice shall be deemed to be given when the same shall be delivered.

                  Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V.

                                    OFFICERS

                  Section 1. OFFICERS. The officers of the corporation shall be a chairman of the board, a president, one or more vice presidents, a secretary, and a treasurer. Any two or more offices may be held by the same person.

                  Section 2. ELECTION OF OFFICERS. The officers shall be elected by the board of directors and each shall hold office at the pleasure of the board of directors until a successor shall have been duly elected and qualified, or until such officer's death, or until such officer resigns or has been removed in the manner hereinafter provided.

                  Section 3. OTHER OFFICERS. In addition to the officers named in Section 1 of this Article, the corporation may have such other officers and agents as may be deemed necessary by the board of directors. Such other officers and agents shall be appointed in such manner, have such duties and hold their offices for such terms, as may be determined by resolution of the board of directors.



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                  Section 4. RESIGNATION. Any officer may resign at any time by giving written notice of resignation to the board of directors, to the president or to the secretary of the corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 5. REMOVAL. Any officer may be removed, either with or without cause, by action of the directors.

                  Section 6. VACANCY. A vacancy in any office because of death, resignation, removal or any other cause shall be filled by the board of directors.

                  Section 7. CHAIRMAN OF THE BOARD. The chairman of the board shall be the chief executive officer of the corporation, shall preside at all meetings of stockholders and of the board of directors, shall have general control and management of the business affairs and policies of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. Except where by law the signature of the president is required, the chairman of the board shall possess the same power as the president to sign all certificates, contracts, and other instruments of the corporation. During the absence or disability of the president, the chairman of the board shall exercise all the powers and discharge all of the duties of the president. The chairman shall have such other powers and perform such other duties as from time to time may be conferred or imposed upon the chairman by the board of directors.

                  Section 8. PRESIDENT. The president of the corporation shall be the chief operating officer of the corporation. During the absence or disability of the chairman of the board, the president shall exercise all of the powers and discharge all of the duties of the chairman of the board. The president shall possess power to sign all certificates, contracts and other instruments of the corporation. The president shall, in the absence of the chairman of the board, preside at all meetings of the stockholders and of the board of directors. The president shall perform all such other duties as are incident to the office of president or are properly required by the board of directors.



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                  Section 9. VICE PRESIDENT. In the event of the absence or
disability of the chairman of the board and the president, the vice president, or, in case there shall be more than one vice president, the vice president designated by the board of directors, shall perform all the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. Except where by law the signature of the president is required, each of the vice presidents shall possess the same power as the president to sign all certificates, contracts, obligations and other instruments of the corporation. Any vice president shall perform such other duties and may exercise such other powers as from time to time may be assigned by these By-Laws or by the board of directors or by the president.

                  Section 10. SECRETARY. The secretary shall, if present, act as secretary of, and keep the minutes of, all the proceedings of the meetings of the stockholders and of the board of directors and of any committee of the board of directors in one or more books to be kept for that purpose; shall perform such other duties as shall be assigned by the president or the board of directors; and, in general, shall perform all duties incident to the office of secretary.

                  Section 11. TREASURER. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of the duties of the treasurer, in such sum and with such surety or sureties as the board of directors shall determine. The treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in the books of the corporation and shall have the care and custody of all funds and securities of the corporation. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all transactions performed as treasurer and shall perform such other duties as may be assigned by the chairman of the board or the board of directors; and, in general, shall perform all duties incident to the office of treasurer.

                  Section 12. CONTROLLER. The controller, if such office is created by the board, shall be the chief financial officer of the corporation. The controller shall keep or cause to be kept all books of account and accounting records of the corporation and shall keep and maintain, or cause to be kept and



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maintained, adequate and correct accounts of the properties and business transactions of the corporation. The controller shall prepare or cause to be prepared appropriate financial statements for the corporation and shall perform such other duties as may be assigned by the chairman of the board or the board of directors; and, in general, shall perform all duties incident to the office of controller.

                  Section 13. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors or by the chairman of the board. Any such decision by the chairman of the board shall be final unless expressly overruled or modified by action of the board of directors, in which event such action of the board of directors shall be conclusive of the matter. Nothing contained herein shall preclude any officer from serving the corporation in any other capacity, including that of director, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity and receiving a proper compensation therefor.

                                   ARTICLE VI.

                          LOANS, CHECKS, DEPOSITS, ETC.

                  Section 1. GENERAL. All checks, drafts, bill of exchange or other orders for the payment of money, issued in the name of the corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the board of directors, which designation may be general or confined to specific instances.

                  Section 2. LOANS AND EVIDENCES OF INDEBTEDNESS. No loan shall be contracted on behalf of the corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the board of directors. Such authorization may be general or confined to specific instances. Loans so authorized by the board of directors may be effected at any time for the corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the corporation issued for such loans shall be made, executed and delivered as the board of directors shall authorize. When so authorized by the board



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of directors any part of or all the properties, including contract rights, assets, business or good will of the corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the corporation, and of the interest thereon, by instruments executed and delivered in the name of the corporation.

                  Section 3. BANKING. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may authorize. The board of directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the corporation, checks, drafts and other orders for the payment of money which are payable to the order of the corporation shall be endorsed, assigned and delivered by such person or persons and in such manner as may from time to time be authorized by the board of directors.

                  Section 4. SECURITIES HELD BY THE CORPORATION. Unless otherwise provided by resolution adopted by the board of directors, the chairman of the board, the president or any vice president may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the corporation the powers and rights which the corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the chairman of the board, the president, or any vice president may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and the chairman of the board, the president, or any vice president may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other written instruments as the chairman of the board, the president, or any vice-president may deem necessary in order that the corporation may exercise such powers and rights.



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                                  ARTICLE VII.

                            SHARES AND THEIR TRANSFER

                  Section 1. SHARE CERTIFICATES. Every stockholder shall be entitled to have a certificate certifying the number of shares of stock of the corporation owned by him, signed by, or in the name of the corporation by the chairman of the board or the president or a vice president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation (except that when any such certificate is countersigned by a transfer agent other than the corporation or its employee of by a registrar other than the corporation or its employee the signatures of any such officers may be facsimiles). If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except in the case of restrictions on transfers of securities which are required to be noted on the certificate, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                  Section 2. LOST, STOLEN OR DESTROYED CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or



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

certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  Section 3. TRANSFERS. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  Section 4. RECORD DATES. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to such meeting or to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                  Section 5. PROTECTION OF CORPORATION. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.




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                                  ARTICLE VIII.

                                 CORPORATE SEAL

                  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX.

                                  MISCELLANEOUS

                  Except as otherwise provided herein, these By-Laws may be altered, added to, amended or repealed as follows: (a) at any meeting of the stockholders by affirmative vote of 80% of the outstanding shares of each class of stock outstanding and entitled to vote thereat, provided notice of the proposed alteration, addition, amendment or repeal shall have been given in the notice of such meeting; or (b) by the board of directors, except with respect to any provision of which By-Laws, the Certificate of Incorporation or By-Laws requires action by the stockholders. Any By-Law adopted by the board of directors may be amended or repealed by the stockholders, as provided in this Section.

Dated as of:      April 05, 2000

               - * * * * * * * * END OF BY-LAWS * * * * * * * * *




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